Exhibit 4(o)

AMENDMENT NO. 1 TO WARRANTS

The parties to this Amendment No. 1, dated January 14, 2013 (this “Amendment”), to each of the Warrants identified on Annex A hereto (the “Warrants”) are General Electric Company (the “Corporation”) and each of the Warrantholders signatory hereto.  Capitalized terms used in this Amendment without definition have the meanings given to them in each of the Warrants.

The parties hereto wish to amend the exercise provision of each Warrant to provide that the Warrant shall be exercisable solely by means of a “cashless exercise.”  Accordingly the parties hereto agree as follows:

1. Section 2 of each of the Warrants is hereby amended by inserting the following text immediately prior to the words “provided, however,” in the first sentence thereof:

payable by means of a “cashless exercise” in accordance with Section 3

2. Section 3 of each of the Warrants is hereby amended by deleting the first paragraph thereof and the first sentence of the second paragraph thereof and substituting the following text:

Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to acquire the Shares represented by this Warrant is exercisable, in whole but not in part, by the Warrantholder at any time from and after the date hereof but in no event later than 5:00 p.m., New York City time, on October 16, 2013 (the “Expiration Time”) by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by A, where:

(A) = the average Market Price of the Common Stock for the twenty trading days preceding the Date of Exercise;

(B) = the Exercise Price; and

(X) = the number of Shares set forth in bold face in the first paragraph of Section 2, as adjusted if applicable.

In order to exercise this Warrant, the Warrantholder must surrender this Warrant, a Notice of Exercise duly completed and executed on behalf of the Warrantholder, and, if applicable, the certificate referred to in Section 2 to the principal executive office of the Corporation located at 3135 Easton Turnpike, Fairfield, CT 06828-0001 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation).  The first date on which all of these documents have been delivered to the Corporation is referred to as the “Date of Exercise.”

3. The third sentence of Section 4 shall be deleted in its entirety and replaced by the following text:

The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the Date of Exercise, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date.

4. The form of Notice to Exercise attached to each of the Warrants is hereby deleted and replaced by the form of Notice of Exercise attached to this Amendment as Annex B.

5. Except as amended hereby, each Warrant shall remain unamended and in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed by a duly authorized officer.

Dated:  January 14, 2013

GENERAL ELECTRIC COMPANY

By:        /s/ Keith S. Sherin
    Name: Keith S. Sherin
    Title: Vice Chairman and CFO

Attest:

By:        /s/ Eliza W. Frazer
   Name: Eliza W. Fraser
    Title: Attesting Secretary

(2)

Accepted and Agreed by each of the Warrant-
holders as of the Date First Written Above:

Government Employees Insurance Company

By:           /s/ Michael H. Campbell
    Name: Michael H. Campbell
    Title: Senior Vice President and CFO

GEICO Indemnity Company

By:           /s/ Michael H. Campbell
    Name: Michael H. Campbell
    Title: Senior Vice President and CFO

General Star Indemnity Company

By:          /s/ William G. Gasdaska, Jr.
    Name: William G. Gasdaska, Jr.
    Title: Treasurer

General Re Corporation

By:          /s/ William G. Gasdaska, Jr.
    Name: William G. Gasdaska, Jr.
    Title: Senior Vice President, Treasurer & CFO

General Star National Insurance Company

By:          /s/ William G. Gasdaska, Jr.
    Name: William G. Gasdaska, Jr.
    Title: Treasurer & CFO

(3)

Genesis Insurance Company

By:          /s/ William G. Gasdaska, Jr.
    Name: William G. Gasdaska, Jr.
    Title: Treasurer

General Reinsurance Corporation (formerly
National Reinsurance Corporation)

By:          /s/ William G. Gasdaska, Jr.
    Name: William G. Gasdaska, Jr.
    Title: Chief Financial Officer

Finial Reinsurance Company

By:         /s/ Dale Geistkemper
    Name: Dale Geistkemper
    Title: Treasurer

Brilliant National Services, Inc.

By:         /s/ Dale Geistkemper
    Name: Dale Geistkemper
    Title: Treasurer

Columbia Insurance Company

By:        /s/ Dale Geistkemper
    Name: Dale Geistkemper
    Title: Treasurer & Controller

National Liability & Fire Insurance Company

By:        /s/ Dale Geistkemper
    Name: Dale Geistkemper
    Title: Treasurer & Controller

(4)

National Fire & Marine Insurance Company

By:         /s/ Dale Geistkemper
   Name: Dale Geistkemper
   Title: Treasurer & Controller

Berkshire Hathaway Assurance Corporation

By:         /s/ Dale Geistkemper
    Name: Dale Geistkemper
    Title: Treasurer

National Indemnity Company

By:         /s/ Dale Geistkemper
    Name: Dale Geistkemper
    Title: Treasurer & Controller

(5)